TLC LASER EYE CENTERS INC.
                               (the "Corporation")

                         AMENDMENT NO. 1 TO BY-LAW NO. 3

                          dated as of November 3, 1999

RESOLVED THAT:

            Section 5 of By-Law No. 3 of the Corporation is hereby amended by replacing the percentage "51%" which appears in the second line with the percentage "20%".

________________________________________________________________________________

            I, Lloyd Fiorini, the Secretary of the Corporation hereby certify as an officer of the Corporation and not in my personal capacity that the above resolution was passed by the board of directors of the Corporation on August 20, 1999 and confirmed by the shareholders of the Corporation at a meeting of the shareholders of the Corporation on November 3, 1999.

            DATED this 11th day of October, 2001.


                                                     /s/ Lloyd Fiorini
                                                     ---------------------------
                                                     Lloyd Fiorini
                                                     Secretary